                                                                 EXHIBIT 16.1

                                                       [ARTHUR ANDERSEN LOGO]


Office of the Chief Accountant                        Arthur Andersen LLP
Securities and Exchange Commission                    105 Eisenhower Parkway
450 Fifth Street, N.W.                                Roseland, NJ 07068-1099
Washington, DC 20549                                  www.arthurandersen.com
                                                      Writer's Direct Dial

February 15, 2001

Dear Sir/Madam:

We have read the 5 paragraphs of Item 4 included in the Form 8-K dated January 30, 2001 of HYMEDIX, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP
Arthur Andersen LLP


cc: Larry Lai, HYMEDIX, Inc.